Certain identified information has been excluded form the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ONE CARBON PARTNERSHIP GP LLC

A Delaware Limited Liability Company

January 16, 2023

TABLE OF CONTENTS

Page

Article I DEFINITIONS 1

Section 1.01 Definitions 1
Section 1.02 Rules of Construction 8

Article II ORGANIZATION 9

Section 2.01 Formation of Limited Liability Company 9
Section 2.02 Name 9
Section 2.03 Registered Office; Registered Agent; Principal Office; Other Offices 9
Section 2.04 Purpose 9
Section 2.05 Powers 9
Section 2.06 Term 10
Section 2.07 Title to Company Assets 10
Section 2.08 Qualifications in other Jurisdictions 10
Section 2.09 No State Law Partnership; Tax Classification 10

Article III MEMBERSHIP INTERESTS 10

Section 3.01 Membership Interests 10
Section 3.02 No Liability of Members 11
Section 3.03 Withdrawal of Members 11
Section 3.04 Representations and Warranties 11

Article IV TRANSFERS OF MEMBERSHIP INTERESTS 12

Section 4.01 Restrictions on Transfers 12
Section 4.02 Conditions to Transfers 13

Article V DISTRIBUTIONS 14

Section 5.01 Distributions 14
Section 5.02 Distributions in Kind 14
Section 5.03 Limitations on Distributions 14

Article VI GOVERNANCE 14

Section 6.01 Management by Board of Directors 14
Section 6.02 Board Composition 15
Section 6.03 Board Meetings; Quorum 16
Section 6.04 Board Voting 16
Section 6.05 Notice 20
Section 6.06 Action by Written Consent of Board 20

Section 6.07 Conference Telephone Meetings 20
Section 6.08 Project Manager 20
Section 6.09 Delegation of Authority 20
Section 6.10 Officers 20
Section 6.11 No Member Management 21
Section 6.12 Subsidiaries 21

Article VII BUDGETS 21

Section 7.01 Budgets 21
Section 7.02 Authority for Capital Calls 22
Section 7.03 Permitted Overruns 22

Article VIII CERTAIN DUTIES 22

Section 8.01 Corporate Opportunities 22
Section 8.02 Duties 23

Article IX RECORDS; CONFIDENTIAL INFORMATION 24

Section 9.01 Maintenance of Records 24
Section 9.02 Confidential Information 25

Article X DISSOLUTION, WINDING-UP, TERMINATION AND CONVERSION 27

Section 10.01 Dissolution 27
Section 10.02 Liquidator 28
Section 10.03 Liquidation 28
Section 10.04 Certificate of Cancellation of Formation 28
Section 10.05 Waiver of Partition 28

Article XI GENERAL PROVISIONS 29

Section 11.01 Expenses 29
Section 11.02 Notices 29
Section 11.03 Governing Law, Forum, Jurisdiction 29
Section 11.04 Offset 30
Section 11.05 Specific Performance 30
Section 11.06 Public Announcements 31
Section 11.07 Severability 31
Section 11.08 Entire Agreement 31
Section 11.09 Waivers 31
Section 11.10 Third-Party Beneficiaries 31
Section 11.11 Amendment 32
Section 11.12 Further Assurances 32
Section 11.13 Binding Effect 32
Section 11.14 Counterparts 32
Section 11.15 Drafting 32

Section 11.16 Time of the Essence....32
Section 11.17 Creditors....33
Section 11.18 Limitation on Damages....33

Exhibits

Exhibit A:	Member Schedule
Exhibit B:	Directors
Exhibit C:	Officers
Exhibit D:	Pre-Development Plan and Pre-FID Budget
Exhibit E:	Estimated Capital Call Schedule for Pre-FID Budget
Exhibit F:	Development Plan and FID Budget

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ONE CARBON PARTNERSHIP GP LLC

A Delaware Limited Liability Company

THIS LIMITED LIABILITY COMPANY AGREEMENT (this "**Agreement**") of **One Carbon Partnership GP LLC** (the "**Company**"), dated as of January 16, 2023 (the "**Effective Date**"), is adopted, executed and agreed to, for good and valuable consideration, by Cardinal One Carbon Holdings, LLC, an Indiana limited liability company (the "**Cardinal Member**") and Vault CCS Holdings LP, a Delaware limited partnership (the "**Vault Member**"). The Cardinal Member and the Vault Member are hereinafter together referred to as the "**Parties**" and each individually as a "**Party**."

RECITALS

WHEREAS, the name of the Company is "One Carbon Partnership GP LLC";

WHEREAS, the Company was formed as a Delaware limited liability company by the filing of a Certificate of Formation (as it may be amended or restated from time to time, the "**Certificate of Formation**") on June 27, 2022, with the Secretary of State of the State of Delaware pursuant to the Delaware Act; and

WHEREAS, the Parties desire to, as set forth in this Agreement, among other things (i) provide for the management of the Company, (ii) set forth the rights and obligations of the Parties and (iii) provide for the organization and operation of the Company as a limited liability company in accordance with the Delaware Act.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

"**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Person in question. For the avoidance of doubt and notwithstanding anything to the contrary in the foregoing, (a) neither the Company nor any or its Subsidiaries shall be considered an Affiliate of any Member or such Member's Affiliates, and (b) [***]

"**Affiliate Transaction**" has the meaning given such term in Section 6.04(c).

"**Agreement**" has the meaning given such term in the introductory paragraph, as the same may be amended from time to time.

"**Annual Budget**" has the meaning set forth in Section 7.01(c).

"**Approved Budget**" has the meaning set forth in Section 7.01(c).

"**Board**" means the board of directors of the Company.

"**Business Day**" means any day except a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by Law to be closed.

"**Capital Contribution**" means any cash, cash equivalents or the net Fair Market Value of contributed property that a Member contributes to the Company or that is contributed or deemed contributed to the Company on behalf of a Member.

"**Cardinal Group**" means the Cardinal Member, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Cardinal Member. Notwithstanding anything herein to the contrary, the Cardinal Group does not include the Company or any of its Subsidiaries.

"**Cardinal Member**" has the meaning given such term in the introductory paragraph.

"**Certificate of Formation**" has the meaning given such term in the Recitals.

"**COD**" means the date upon which the Project is fully operational, as reasonably determined by Vault in good faith in its role as the Construction Manager.

"**Code**" means the Internal Revenue Code of 1986, as amended from time to time.

"**Company**" has the meaning given such term in the introductory paragraph.

"**Company Parties**" means each of the Company, the Partnership, and each of the Company's Subsidiaries and the Partnership's Subsidiaries.

"**Confidential Information**" means information and data (including all copies thereof) that (a) is furnished or submitted by or on behalf of any of the Members, their Affiliates, or the Company or any of its Subsidiaries, whether oral, written, or electronic, to the Board, the other Members, or their Affiliates, in connection with this Agreement, and (b) relates to any properties, facilities, equipment, agreements, business or affairs of any Member, any Affiliate of a Member, the Company, or any Subsidiary of the Company, including in each case market evaluations, market proposals, service designs and pricing, system design, cost estimating, identification of permits, strategic plans, legal documents, environmental studies and requirements, public and governmental relations planning, identification of regulatory issues and development of related

strategies, legal analysis and documentation, financial planning, and carbon emissions and offtake data. Notwithstanding the foregoing, the term "Confidential Information" shall not include any information that:

(i) is in the public domain at the time of its disclosure or thereafter, other than as a result of a disclosure directly or indirectly by a Member or its Affiliates [***] in contravention of any written confidentiality obligation;

(ii) is made available to a Member or its Affiliates from a source, which, to such Member's or its Affiliate's knowledge, is not prohibited from disclosing such information to such Member or its Affiliates by a legal, contractual or fiduciary obligation owed to the Company or any of its Subsidiaries;

(iii) as to any Member or its Affiliates, was in the possession of such Member or its Affiliates (as evidenced by its written records) prior to the time of its disclosure and not subject to a separate confidentiality restriction or other legal, contractual or fiduciary obligation; or

(iv) has been independently acquired or developed by a Member or its Affiliates without the use of any Confidential Information.

"**Construction Management Agreement**" means the Construction Management Agreement to be entered into between the Partnership or any Subsidiary of the Partnership and the Construction Manager providing for the procurement and management of construction services related to the development, construction, and commissioning of the Project.

"**Construction Manager**" means the Vault Member or an Affiliate of the Vault Member, in its capacity as such under the Construction Management Agreement.

"**Control**" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise.

"**Deadlock**" has the meaning given such term in Section 6.04(d)(i).

"**Deadlock Notice**" has the meaning given such term in Section 6.04(d)(i).

"**Debt**" of any Person means (without duplication) (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person which are evidenced by notes, bonds, debentures, mortgages or similar debt instruments or debt security (including any purchase money obligation other than accounts payable incurred in the ordinary course of business that are less than 60 days overdue), (c) amounts owing as deferred purchase price for the purchase of property or services other than accounts payable incurred in the ordinary course of business that are less than 60 days overdue, (d) all obligations of such Person that have been, or should be, in accordance with GAAP, recorded as capital leases, (e) all obligations of such Person that have been, or should be, in accordance with GAAP, recorded as a sale-leaseback transaction or a leveraged lease, (f) all obligations of such Person in respect of letters of credit or acceptances issued or created for the account of such Person, (g) all guarantees of obligations of a type referred to in clauses (a) – (f),

and (h) all cancellation penalties, prepayment penalties, premiums, accrued interest, fees and expenses related to any of the items in clauses (a) through (g).

"**Default Budget**" has the meaning set forth in Section 7.01(c).

"**Delaware Act**" means the Delaware Limited Liability Company Act, 6 Del C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

"**Delaware Courts**" has the meaning set forth in Section 11.03(a).

"**Development Plan**" has the meaning set forth in Section 7.01(b).

"**Director**" or "**Directors**" has the meaning given such term in Section 6.02(a).

"**Dispute Response**" has the meaning given such term in Section 6.04(d)(i).

"**Effective Date**" has the meaning given such term in the introductory paragraph.

"**EH&S Condition**" means any incident, condition or situation which gives rise to, or could reasonably be expected to result in, (a) a reporting obligation to a governmental authority under an EH&S Law, other than reports required in the ordinary course of business, or (b) a liability of the Partnership under an EH&S Law.

"**EH&S Law**" means any and all laws pertaining to the protection of human health or safety or the environment, including the Clean Air Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Federal Water Pollution Control Act, as amended; the Resource Conservation and Recovery Act, as amended; the Safe Drinking Water Act, as amended; the Toxic Substances Control Act, as amended; and, comparable state and local environmental, health and safety laws.

"**Emergency**" means a sudden and unexpected event that causes, or risks causing, (a) the injury, illness, or death of any natural person, (b) an EH&S Condition or breach of any EH&S Law, or (c) physical damage to property.

"**Equity Interests**" means all shares, capital stock, partnership or limited liability company interests, units, options, warrants, participations or similar equity interests issued by any Person, however designated.

"**Ethanol Facility**" means ethanol facility in Union City, IN owned and operated by the Ethanol Facility Operator.

"**Ethanol Facility Operator**" means Cardinal Ethanol, LLC

"**Exchange Act**" means the Securities Exchange Act of 1934, as amended.

"**Fair Market Value**" has the meaning given such term in the LP Agreement.

"**FID**" means the point in time in which the Board will make a final investment decision

to proceed with the construction operations for the development phase of the Project, which is expected to commence following the Environmental Protection Agency's issuance of a Class VI "Authorization to Construct" for the Project.

"**FID Budget**" has the meaning set forth in Section 7.01(b).

"**GAAP**" means United States generally accepted accounting principles, as amended from time to time.

"**Governmental Authority**" means any court, administrative agency, tribunal, arbitral body, department, board, bureau, agency, body, commission or other governmental authority, body or instrumentality, multinational, federal, regional, state, local, county, municipal, provincial, tribal, domestic or foreign governmental or quasi-governmental authority or regulatory authority, legislature, and any self-regulatory organization (including the Financial Industry Regulatory Authority and any national securities exchange).

[***]

"**Interested Member**" has the meaning given such term in Section 6.04(c)(i).

"**Law**" means any applicable (a) federal, state, local, or foreign law (including common law), constitution, statute, regulation, rule, ordinance, code, interpretation, or other provision of law or other governmental requirement, including (i) the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010, and any other applicable laws related to combatting bribery or corruption, or (ii) all laws relating to terrorism or money laundering, including without limitation the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, the United States Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 and 1957), the Anti-Money Laundering Act of 2020, and the rules and regulations thereunder and (b) order, judgment, decree, or other direction of a court, tribunal, or other Governmental Authority.

"**Liquidator**" has the meaning given such term in Section 10.02.

"**Limited Partner**" has the meaning given such term in the LP Agreement.

"**LP Agreement**" means the Amended and Restated Limited Partnership Agreement of the Partnership dated as of even date herewith, as amended, restated, supplemented or otherwise modified from time to time.

"**Member**" means any Person executing this Agreement as of the Effective Date as a member of the Company or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member of the

Company.

"**Membership Interests**" has the meaning set forth in Section 3.01.

"**Officer**" has the meaning set forth in Section 6.10.

[***]

"**Operations and Maintenance Agreement**" means an Operations and Maintenance Agreement to be entered into between the Partnership or a Subsidiary of the Partnership and the Project Manager providing for certain services related to the operation and maintenance of the Project in accordance with the "Project Manager" section of the Term Sheet by and between the Members.

"**Other Businesses**" has the meaning set forth in Section 8.01(b).

"**Partnership**" means One Carbon Partnership Holdings LP, a Delaware limited partnership.

"**Partnership Available Cash**" has the meaning given such term in the LP Agreement.

"**Party**" and "**Parties**" have the meaning given such terms in the introductory paragraph.

"**Permitted Overruns**" has the meaning set forth in Section 7.03.

"**Permitted Recipients**" has the meaning set forth in Section 9.02(c).

"**Person**" means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

"**Pre-Development Plan**" has the meaning set forth in Section 7.01(a).

"**Pre-FID Budget**" has the meaning set forth in Section 7.01(a).

"**Project**" means an integrated carbon dioxide capture facility, transportation infrastructure and a carbon dioxide (CO_2) sequestration site to be associated with the Ethanol Facility.

"**Project Manager**" shall mean the Vault Member or an Affiliate of the Vault Member, in its capacity as such under the Operations and Maintenance Agreement.

"**Quarter**" means, unless the context requires otherwise, a fiscal quarter of the Company, or, with respect to the first fiscal quarter of the Company after the Effective Date, the portion of such fiscal quarter commencing after the Effective Date.

"**Required Capital Call Notice**" has the meaning given such term in the LP Agreement.

"**Required Capital Contribution**" has the meaning given such term in the LP Agreement.

"**Securities Act**" means the Securities Act of 1933, as amended.

"**Subsidiary**" means, with respect to any Person, (a) a corporation or partnership (whether general or limited) in which more than 50% of the Voting Securities is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or by a combination thereof, or (b) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

"**Third Party**" means any Person that is not (a) a Party to this Agreement nor an Affiliate of any Party to this Agreement or (b) the Company or a Subsidiary of the Company.

"**Transaction Documents**" means this Agreement, the LP Agreement, and each other contract, document, certificate or instrument executed and delivered by the Parties or their respective Affiliates in connection with the consummation of the transactions contemplated hereby or therewith.

"**Transfer**" means a direct or indirect sale, conveyance, exchange, assignment, gift, pledge, mortgage, exchange, or other transfer or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including by realization upon any lien, by operation of law or by judgment, levy, attachment, garnishment, bankruptcy, or other legal or equitable proceedings), or an agreement to do any of the preceding. For the avoidance of doubt, any indirect Transfer of any or all of the Equity Interests of a Member shall be deemed to be a Transfer of the associated Membership Interests by such Member for purposes of this Agreement; provided that (i) a Transfer shall not include any issuance, disposition, redemption or repurchase of any securities of a Member's parent that are listed and traded on a national securities exchange, or (ii) any indirect transfer where the primary assets of the transferred entity are not the Membership Interests and that does not result in a direct or indirect change of control of the applicable Member. Notwithstanding anything to the contrary in this Agreement, any Membership Interests Transferred pursuant to the terms and conditions of this Agreement, shall include any and all rights, privileges or other entitlements to such Membership Interests and the Transferor shall cease to have any such rights, privileges or otherwise with respect to such Transferred Membership Interests.

"**Transferee**" means a Person who has received Equity Interests by means of a Transfer.

"**Transferor**" means a Person who has transferred Equity Interests by means of a Transfer.

"**Treasury Regulations**" means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

"**Units**" has the meaning given it in the LP Agreement.

"**Vault Group**" means the Vault Member, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Vault Member, and any funds or investment vehicles managed by the foregoing. Notwithstanding anything herein to the contrary, the Vault Group does not include the Company or any of its Subsidiaries.

"**Vault Member**" has the meaning given such term in the introductory paragraph.

"**Voting Securities**" of a Person means securities of any class of such Person entitling the holders thereof to vote in the election of, or to appoint, members of the board of directors or other similar governing body of the Person; provided that (i) if such Person is a limited partnership, Voting Securities of such Person shall be the general partner interest in such Person and (ii) if such Person is a manager-managed limited liability company, Voting Securities of such Person shall be the interests in such Person entitling the holders thereof to appoint a manager of such Person.

Section 1.02 Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs and Exhibits of this Agreement unless otherwise specified; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular section or clause, unless expressly so limited; (d) references to "$" shall mean U.S. dollars; (e) the word "including" and words of similar import when used in this Agreement shall mean "including without limitation," unless otherwise specified; (f) the word "or" shall not be exclusive; (g) references to "written" or "in writing" include in electronic form; (h) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (i) the Parties have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement; (j) a reference to any Person includes such Person's successors and permitted assigns; (k) any reference to "days" means calendar days unless Business Days are expressly specified; (l) references to any Law means such Law as amended, modified, codified, reenacted, or replaced and in effect from time to time; (m) references to any contract, agreement (including this Agreement), document, or instrument means such contract, agreement, document, or instrument as amended, supplemented, or modified (including any waiver or consent) and in effect from time to time in accordance with its terms; (n) a capitalized derivative or other variation of a defined term has a corresponding meaning and shall be construed accordingly; (o) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (p) the statement that any information, document or other material has been "made available" to any Party shall mean that such information, document or material was accessible by such Party or any of its representatives prior to the date of this

Agreement in any electronic "data room" or was otherwise made available to such Party or any of its representatives prior to the date of this Agreement; (q) where provision is made for agreement or the giving of notice, approval or consent by any Party, such agreement, notice, approval or consent must be in writing unless otherwise specified; (r) except to the extent that the term "discretion" is explicitly limited to "sole discretion," all references to "discretion" shall mean at the relevant Person's discretion, acting reasonably based on the relevant circumstances; and (s) unless otherwise expressly provided herein, references to "pro rata," with respect to the Members, shall be based on each Member's Membership Interest at the time such pro rata portion is determined.

ARTICLE II
ORGANIZATION

Section 2.01 Formation of Limited Liability Company. The Company was formed as a Delaware limited liability company on June 27, 2022 by the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware pursuant to the terms of the Delaware Act. An "authorized person" within the meaning of the Delaware Act has executed, delivered and filed the Certificate of Formation with the Secretary of State of the State of Delaware, such filings being hereby ratified and approved in all respects. Upon the filing of the Certificate of Formation, such person's powers as an "authorized person" of the Company ceased. The Parties are hereby admitted as Members of the Company within the meaning of the Delaware Act and adopt this Agreement as the limited liability company agreement of the Company.

Section 2.02 Name. The name of the Company shall be "One Carbon Partnership GP LLC." The Company's business may be conducted under any other name or names as determined by the Board. The words "limited liability company," "LLC," or similar words or letters shall be included in the Company's name where necessary for the purpose of complying with the Laws of any jurisdiction that so requires. The Board may change the name of the Company at any time and from time to time.

Section 2.03 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Board, the Corporation Trust Company shall be the registered agent in the State of Delaware. The location of the registered agent's office is The Corporation Trust Company, c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal office of the Company shall be located at such place as the Board may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board determines to be necessary or appropriate.

Section 2.04 Purpose. The purpose of the Company is to (a) serve as the general partner of the Partnership in accordance with the LP Agreement and (b) engage in any other lawful business or activity for which limited liability companies may be formed under the Delaware Act.

Section 2.05 Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.04 and for the protection and benefit of the Company.

Section 2.06 **Term**. The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue in existence until the dissolution of the Company in accordance with the provisions of Article X. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.07 **Title to Company Assets**. Title to the Company's assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Each Member irrevocably waives any right it may have to maintain any action for partition of the property of the Company.

Section 2.08 **Qualifications in other Jurisdictions**. The Board, or any Officer to whom the Board has delegated such authority, shall cause the Company and any Subsidiaries thereof to be qualified, formed or registered under an assumed or fictitious name as may be required under applicable Law in any jurisdiction in which the Company or such Subsidiary transacts business. The Officers shall execute, deliver and file any certificates (and any attachments or restatements thereof) necessary or appropriate for the Company or such Subsidiary to qualify and continue to do business in a jurisdiction in which the Company or such Subsidiary may wish (as determined by the Board) to do business. At the request of the Board, each Member shall execute, acknowledge and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company or such Subsidiary as a foreign limited liability company in all jurisdictions in which the Company or such Subsidiary may conduct business; provided that no Member shall be required to file any general consent to service of process or to qualify as a foreign corporation, limited liability company, partnership or other entity in any jurisdiction in which it is not already so qualified.

Section 2.09 **No State Law Partnership; Tax Classification**. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or Officer shall be a partner or joint venturer of any other Member or Officer, for any purposes, and this Agreement shall not be construed to the contrary. The Company has elected to be treated as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3(c) effective on the date of its formation. The Members shall take no position in any tax return, administrative, judicial or other proceeding inconsistent therewith.

ARTICLE III
MEMBERSHIP INTERESTS

Section 3.01 **Membership Interests**. Each of the Members has a percentage limited liability company interest in the Company (a "**Membership Interest**"), which percentage for each Member at all times shall be equal to the Percentage Interest (as defined in the LP Agreement) that such Member holds in the Partnership as a Limited Partner. The identity of all of the Members as of the Effective Date, their respective addresses, and their respective Membership Interests are reflected on Exhibit A. The Board shall amend Exhibit A from time to time so that it reflects a true and complete list of the Members, their respective addresses, and their respective Membership Interests.

Section 3.02 No Liability of Members. Except as required by applicable Law or the following sentence, the Members or any representatives thereof, in their capacity as such, shall not be personally liable (whether to the Company, to any of the other Members, to the creditors of the Company or to any other Third Party) for the debts, obligations or liabilities of the Company. The Members and their representatives, in their capacity as such, shall be liable hereunder only to the Company and the other Members and then only for the express representations, warranties, covenants and agreements to be performed by such Members provided herein.

Section 3.03 Withdrawal of Members. No Member shall have any right to withdraw from the Company; provided, however, that when a Transferee becomes registered on the books and records of the Company as the Member with respect to the Membership Interests so transferred, the Transferor shall cease to be a Member with respect to the Membership Interests so Transferred.

Section 3.04 Representations and Warranties. On the Effective Date and on each date that a Member makes a Capital Contribution under this Agreement, each Member, severally and not jointly, hereby represents and warrants to the Company and each other Member that:

(a) Incorporation. Such Member is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its organization, and has all necessary entity power to enter into and carry out its obligations under this Agreement.

(b) Authority. The execution, delivery and performance by such Member of this Agreement and the performance by such Member under this Agreement have been duly authorized by all requisite limited liability company or limited partnership action, as applicable, on the part of such Member. This Agreement has been duly executed and delivered by such Member, and (assuming due authorization, execution and delivery by the other Members hereto) this Agreement constitutes a legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, subject to (i) the effect of any applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors' rights generally, (ii) the effect of general principles of equity and the limitation of certain remedies by certain equitable principles of general applicability, and (iii) the fact that the rights to indemnification under this Agreement may be limited by United States federal or state securities Law.

(c) No Conflicts. The execution, delivery and performance by such Member of this Agreement do not and will not (i) violate or conflict with any of the limited liability company agreement or limited partnership agreement, as applicable, of such Member, (ii) conflict with or violate any Law or governmental order applicable to such Member, or any of its assets or properties, or (iii) require any consent, approval, authorization or other action by, or any filing with or notification to, any Governmental Authority or any Third Party.

(d) Investment Intent. The Membership Interests being issued to such Member are being acquired by such Member for its own account, and not with a view to, or for the offer or sale in connection with, any distribution or sale of the Membership Interests or any interest in them in violation of the Securities Act (or analogous applicable Laws in any non-U.S. jurisdiction). Such Member (i) acknowledges that the issuance of the Membership Interests has not been registered

under the Securities Act or any state securities Laws and (ii) understands and agrees that such Member may not sell or dispose of any of the Membership Interests except as pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and any other applicable state, foreign or federal securities Laws.

(e) No Registration Rights. Such Member is aware that only the Company can take action to register the Membership Interests in the Company under the Securities Act, and that the Company is under no such obligation and does not propose or intend to do so.

(f) Transfer Restrictions. Such Member is aware that this Agreement provides for restrictions on the ability of a Member to Transfer its Membership Interests, and such Member will not seek to effect any Transfer of its Membership Interests or any portion thereof other than in accordance with such restrictions.

(g) Qualified Investor. Such Member and its Affiliates, taken as a whole, are able to bear the economic risk of the Member's investment in the Membership Interests and have sufficient net worth to sustain a loss of the Member's entire investment in the Company without economic hardship if such loss should occur.

(h) Access to Information. Such Member acknowledges that it is familiar with all aspects of the Company's business.

(i) Tax Status. Such Member is a "United States person" within the meaning of Section 7701(a)(30) of the Code.

ARTICLE IV
TRANSFERS OF MEMBERSHIP INTERESTS

Section 4.01 Restrictions on Transfers.

(a) No Member shall Transfer any of its Membership Interests except as set forth in or permitted by this Agreement. Except as otherwise approved by the Board, each Member shall Transfer all or a portion of its Membership Interest to any Transferee of its Units in the Partnership such that such Member's and Transferee's respective Membership Interests equals their respective Percentage Interest in the Partnership immediately after giving effect to such Transfer. No Member shall Transfer any portion of its Membership Interest except in connection with a corresponding Transfer of its Units that is permitted or required by the LP Agreement.

(b) Without limiting any other remedy the Company or the Member may have hereunder or at Law or in equity, any Transfer or purported Transfer of Membership Interests not made in accordance with this Article IV shall be, to the fullest extent permitted by Law, null and void *ab initio*, and the Company shall have no obligation to recognize any such Transfer or purported Transfer, and the Person to whom such purported Transfer was made shall not be entitled to any rights as a Member whatsoever, including any of the following rights: (i) to participate in the management, business or affairs of the Company, (ii) to receive any reports or other information from the Company or any of its Subsidiaries pursuant to this Agreement, (iii) to inspect the Company's books or records, (iv) to receive any Membership Interests in the Company, and

(v) to receive upon the dissolution and winding up of the Company the net amount otherwise distributable to the Transferor pursuant to Section 10.03(c), and from and after the date of such breach, such affected Member shall not be entitled to any rights (including those listed above) as a Member whatsoever until such breach has been cured.

Section 4.02 Conditions to Transfers.

(a) Notwithstanding the foregoing:

(i) no Transfer of Membership Interests will be made if such Transfer would terminate the existence or qualification of the Company under the Laws of the jurisdiction of its formation;

(ii) no Transfer of Membership Interests will be permitted if such Transfer would violate applicable securities Laws or cause the Company to be deemed to be an "investment company" under the Investment Company Act of 1940;

(iii) no Transfer of Membership Interests will be permitted if such Transfer requires prior approval from any Governmental Authority and such approval has not been received;

(iv) no Transfer of Membership Interests will be permitted if such Transfer shall constitute a breach or violation of, default under, give rise to any right of termination, acceleration or redemption under, or require any consent from or notice to any Third Party (unless obtained) under (A) any credit agreement, loan agreement, indenture, mortgage, deed of trust or other similar material instrument or document governing Debt of the Company or any of its Subsidiaries, (B) any other contract, instrument, permit, authorization, license, permit, easement, variance, exemption or approval of the Company or any of its Subsidiaries unless the Transferor and the Transferee jointly and severally agree to indemnify the Company and its Subsidiaries for any consequences relating thereto in form and substance reasonably satisfactory to the Company, or (C) any limited partnership or liability company agreement or similar governing document of a Subsidiary of the Partnership entered into between the Partnership and any tax equity provider in connection with obtaining tax equity financing for the Project; and

(v) no direct Transfer of Membership Interests shall be made unless and until the proposed Transferee shall have agreed in writing to be bound by the terms of this Agreement as a Member and executed and delivered to the Company an instrument of Transfer and related documents reasonably acceptable to the Board (including a joinder or counterpart signature page to this Agreement and an instrument making customary representations and warranties as of the date of such Transfer, including as to due organization, authority and enforceability, no violation of organizational documents, material contracts or law, no litigation and acknowledgement of restrictions on transfer under applicable Laws), and provided to the Board its name, address, taxpayer identification number and any other information reasonably necessary to permit the Company to file all required federal and state tax returns or reasonably requested by the Board.

(b) Each Member making a Transfer of Membership Interests and each Transferee thereof shall be obligated to pay his or its own expenses incurred in connection with

such Transfer, and the Company shall not have any obligation with respect thereto, and such Member and Transferee shall reimburse the Company and the non-Transferring Members for, and hold the Company and the non-Transferring Members harmless from, all of their respective costs and expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the Transfer. Notwithstanding the foregoing, the Company shall use commercially reasonable efforts to cooperate with each Member making a Transfer of Membership Interests and the Transferee thereof if the applicable Transfer otherwise meets the requirements of this Agreement, including by executing and delivering, or causing to be executed and delivered, such documents or instruments, and by assisting in the solicitation of such consents, required for such Transfer, and each Member making a Transfer and the Transferee thereof shall be jointly and severally obligated to pay or reimburse the Company for all reasonable costs and expenses (including attorneys' fees and expenses) incurred by the Company in connection with such Transfer or proposed Transfer and the admission of the Transferee as a Member, including the legal fees incurred in connection therewith, whether or not such Transfer is consummated.

ARTICLE V
DISTRIBUTIONS

Section 5.01 Distributions. Any cash or other property of the Company that the Board determines is available for distribution to the Members shall be distributed to the Members at such time or times as the Board determines in its sole discretion *pro rata* in proportion to their respective Membership Interests.

Section 5.02 Distributions in Kind. No Member has any right to demand or, unless determined by the Board, receive a distribution from the Company in any form other than cash.

Section 5.03 Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Delaware Act or other applicable Law. All distributions required to be made under this Agreement shall be made subject to Sections 18-607 and 18-804 of the Delaware Act.

ARTICLE VI
GOVERNANCE

Section 6.01 Management by Board of Directors.

(a) All powers to conduct, direct and manage all activities of the Company shall be fully vested in the Board. Except as otherwise expressly provided in this Agreement, the Board (but not the Directors individually) shall have full power and authority, in addition to the powers that now or hereafter can be granted to managers under the Delaware Act and to all other powers granted under any other provision of this Agreement to do all things on such terms as they may deem necessary or appropriate, to conduct, or cause to be conducted, the business and affairs of the Company, other than matters delegated to the Construction Manager pursuant to this Agreement and the Construction Management Agreement and to the Project Manager pursuant to the Operations and Maintenance Agreement or to any Officer or other Person pursuant to Section 6.09 and Section 6.10.

(b) No Director, in his or her individual capacity as such, shall have the authority to manage the Company or approve matters relating to the management of the Company, or otherwise to bind the Company, such powers being reserved to a Director acting through the Board or through duly authorized committees of the Board, and Officers and agents of the Company, as may be designated by the Board or such committees of the Board.

(c) No Director shall receive any compensation for serving on the Board, nor shall any observer receive any compensation in connection with his or her designation as such.

Section 6.02 Board Composition.

(a) General. The Board shall be initially composed of six directors, each of whom shall be a natural person (each such person a "**Director**" and collectively, the "**Directors**"). The Directors shall constitute "managers" of the Company within the meaning of the Delaware Act. A Director need not be a director, officer, employee or agent of any Member or an Officer. The number of Directors constituting the full Board may be increased or decreased from time to time by unanimous vote of the Members.

(b) Designation of Directors.

(i) Each Member that holds [***] or more of the Membership Interests in the Company shall be entitled to appoint one Director to the Board. Each Member that holds [***] or more of the Membership Interests in the Company shall be entitled to appoint two Directors to the Board. Each Member that holds [***] or more of the Membership Interests in the Company shall be entitled to appoint three Directors to the Board. Notwithstanding the foregoing, if multiple Members are Affiliates, then such Members shall collectively be entitled to appoint the number of Directors set forth above based on their aggregate Membership Interests. Any Member who is not entitled to designate a director shall be entitled to customary Board observer rights.

(ii) The Directors appointed by each Member as of the Effective Date are set forth on Exhibit B.

(iii) Each Director is entitled to one vote; provided that if not all Directors designated by a Member are present at a meeting or if any Member designates less than the total number of Directors it is entitled to designate, then each present Director designated by such Member shall be entitled to cast a number of additional votes (which shall also be counted for purposes of determining quorum) equal to the number of votes such absent or undesignated Director is or would otherwise be entitled to cast, *divided by* the number of Directors appointed by such Member present at such meeting. Each Director may, by written proxy, designate an alternate to vote in his or her place at any meeting.

(c) Removal; Resignation; Vacancies.

(i) Each Director may be removed and replaced, with or without cause, at any time by the Member that designated him or her, in such Member's sole discretion, and shall not be removed or replaced by any other means. A Member who removes any Director of such Member shall promptly notify the other Members and the Company of the removal and the name of its replacement Director.

(ii) A Director may resign at any time, such resignation to be made in writing and delivered to the Board; it shall take effect immediately or on such later date as may be specified therein.

(iii) If any Director designated by a Member shall cease to serve as a Director for any reason, the vacancy resulting thereby shall be filled by another natural person designated by that Member; provided that such Member would, at such time, otherwise be permitted to designate a Director pursuant to Section 6.02(b).

(d) Chair. The Board may, at its discretion, elect a chairperson of the Board.

Section 6.03 Board Meetings; Quorum.

(a) The Board shall meet at least Quarterly at the offices of the Company (or such other place as determined by the Board), with the participation of such Officers as any Director may request. Special meetings of the Board, to be held at the offices of the Company (or such other place as shall be determined by the Board), shall be called at the direction of any Director. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not properly called or convened. The reasonable costs and expenses incurred by the Directors in connection with any meeting of the Board shall be borne and paid by the Company (and any Director may obtain reimbursement from the Company for any such reasonably documented costs and expenses).

(b) The presence (in person or by participating in accordance with Section 6.07) of Directors holding a majority of the votes of all Directors entitled to vote shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board. If there is no such quorum, the meeting will be adjourned and the Directors may take actions with respect to any matters scheduled for the adjourned meeting at the next meeting. With respect to any matter in with a Director has a conflict of interest, the votes of such Director shall be disregarded for purposes of determining the requisite percentage for determining quorum.

Section 6.04 Board Voting.

(a) Voting. With respect to any matter requiring the vote or action of the Board, such matter must be authorized by the affirmative vote of the Directors holding at least a majority of the votes held by all Directors entitled to vote; provided that, notwithstanding anything to the contrary, with respect to any matters for which any such Member or its Directors is not permitted (or otherwise entitled) to vote under this Agreement (which, for the avoidance of doubt, includes the matters referenced in Section 6.04(c) below) or the LP Agreement (which, for the avoidance of doubt, includes the actions of the Partnership referenced in Section 5.05 of the LP Agreement), (i) the votes of the Director(s) appointed by such Member shall be disregarded for purposes of determining the requisite percentage for such authorization and (ii) only the Directors appointed by the other Members shall control the actions of the Company in respect of such matters; provided further, that with respect to any matter in with a Director has a conflict of interest, the votes of such Director shall be disregarded for purposes of determining the requisite percentage for such authorization. Notwithstanding anything herein or in the LP Agreement to the contrary, the

Directors of a Defaulting Limited Partner (as defined in the LP Agreement) shall not be entitled to vote or be counted for purposes of determining quorum with respect to any matter relating to any Capital Contribution Default (as defined in the LP Agreement).

(b) Board Approval Matters. Authority for the operations of the Project shall be vested in the Project Manager as more fully set out in the Operations and Maintenance Agreement; provided that the Project Manager (and the Officers) shall not cause any Company Party to take any of the following actions on its own behalf or on behalf of any other Company Party without Board approval:

(i) any decision of any Company Party to take FID with respect to the Project;

(ii) approving or modifying the Development Plan and FID Budget for the Project or modifying the Pre-Development Plan and Pre-FID Budget for the Project;

(iii) approving or modifying each Annual Budget;

(iv) other than with respect to Permitted Overruns, causing any Company Party to take any action that is inconsistent with the Pre-Development Plan or Development Plan;

(v) after FID, approving the terms and conditions of any financing for the Project (including equity, debt and tax equity financing);

(vi) changing the capitalization structure for the Project, including the proportion of capitalization through equity, debt and tax equity;

(vii) changing the nature or purpose of the business of the Partnership or any Subsidiary;

(viii) causing any Company Party to enter into any joint venture or similar arrangement;

(ix) (A) admitting any additional Member or removing any existing Member, in each case, except as permitted under the transfer provisions of this Agreement or (B) authorizing or issuing any additional Membership Interests or other Equity Interests of the Company;

(x) (A) admitting any additional Limited Partners to or removing any existing Limited Partner from the Partnership, in each case, except as permitted under the transfer provisions of the LP Agreement or (B) authorizing or issuing any additional Units or other Equity Interests of the Partnership;

(xi) authorizing any capital call other than in respect of Required Capital Contributions (as defined in the LP Agreement), Permitted Overruns, or Emergencies;

(xii) incurring or committing to incur expenditures in excess of the Permitted Overruns with respect to an Approved Budget;

(xiii) entering into, terminating or making any amendment to any contract involving payments to or from any Company Party in excess of [***] per annum, except as otherwise contemplated in an Approved Budget or any Default Budget;

(xiv) approving the Project's primary offtake monetization agreement;

(xv) settling any claim on behalf of any Company Party where the amount sought or to be paid individually is above [***] ;

(xvi) subject to Section 11.11 of this Agreement and Section 14.11 of the LP Agreement, amending or modifying the Company's or the Partnership's certificate of formation or other organizational documents of any Company Party (including this Agreement and the LP Agreement);

(xvii) causing any Company Party to acquire all or substantially all of the assets or stock of any other Person, or merge or consolidate with any other Person;

(xviii) selling or otherwise disposing of all or material portion of the assets of any Company Party;

(xix) incurring any Debt at any Company Party level in excess of [***] ;

(xx) authorizing or filing any petition seeking to reorganize any Company Party pursuant to, or to obtain relief under, any federal or state bankruptcy or insolvency law, or winding up or dissolving any Company Party;

(xxi) changing, making or revoking any election for the Company to be classified as other than an association taxable as a corporation for U.S. federal income tax purposes or for the Partnership to be classified as other than a partnership for U.S. federal income tax purposes;

(xxii) redeeming any of the Equity Interests of the Company or the Partnership;

(xxiii) (A) determining Partnership Available Cash (as defined in the LP Agreement) and effecting any distribution of Partnership Available Cash, (B) causing the Partnership to make any distribution of Partnership Available Cash except as specified in the LP Agreement or (C) causing any distributions by the Partnership of amounts other than Partnership Available Cash;

(xxiv) effecting the sale, lease, pledge, mortgage or grant of a security interest of the Project assets;

(xxv) all other matters set forth in this Agreement as requiring approvals by the Board or set forth in the LP Agreement as requiring approval by the Company as the general partner of the Partnership; or

(xxvi) agreeing to do any of the foregoing.

(c) Affiliate Transactions. Notwithstanding anything to the contrary:

(i) With respect to any action requiring the approval of the Board hereunder, to the extent such action relates to or involves any existing or proposed agreement or transaction between a Company Party, on the one hand, and any Member or Affiliate of a Member, on the other hand, or in which a Member or an Affiliate thereof otherwise has a financial interest (other than by reason of its ownership of Membership Interests in the Company or Units in the Partnership) (each, an "**Affiliate Transaction**" and such Member, an "**Interested Member**") the Interested Member and its Directors will not be permitted to vote with respect to any such action and shall not be required for purposes of constituting a quorum.

(ii) The Board, acting solely with the approval of Directors who are not Directors of the Interested Member, shall have the right and authority to (A) cause the Company Party to enter into or amend any Affiliate Transaction agreement, to pursue or enforce any remedy and exercise any other rights of the Company Party under an Affiliate Transaction, to waive any material rights of the Company Party under the Affiliate Transaction and to exercise any material discretionary rights under the Affiliate Transaction, (B) in the case of the Operations and Maintenance Agreement, remove the Project Manager; and (C) in the case of the Construction Management Agreement, remove the Construction Manager, and in each of the foregoing, the Directors of the Interested Member will not be permitted to vote with respect to the applicable Affiliate Transaction.

(d) Board Deadlock.

(i) In the event that the Board is unable to obtain the requisite vote under Section 6.04(a) for the approval of any matter, which deadlock, if unresolved, could reasonably be expected to have a material and adverse impact on the Company, Partnership or the Project, including the payment of any distributions (each such event, a "**Deadlock**"), either Member may give the other Member written notice (a "**Deadlock Notice**") of such Deadlock. Within five Business Days after receipt of the Deadlock Notice, the receiving Member shall submit to the other Member a written response (a "**Dispute Response**"). The Deadlock Notice and the Dispute Response shall each include (A) a statement setting forth the position of the Member giving the notice and a summary of arguments supporting such position and (B) the name and title of a senior representative of such Member who has authority to settle the Deadlock. The Deadlock Notice shall also include a description of the alleged Deadlock that is reasonably sufficient for the other Member to determine the basis of the alleged Deadlock. On receipt of the Dispute Response, the Parties shall use reasonable efforts to resolve the Deadlock through direct negotiations between senior management representatives the Parties, for a period of 30 days from the effective date of the Dispute Response or as otherwise agreed by the Parties.

(ii) If the Parties are unable to resolve the Deadlock through direct negotiations within 30 days after receipt of the Dispute Response, then [***]

(iii) Notwithstanding anything herein to the contrary, until a Deadlock is resolved, each Member agrees to continue to perform its obligations under this Agreement and to cause its Directors to continue to perform their obligations under this Agreement.

Section 6.05 **Notice**. Written notice of all regular meetings of the Board shall be given to all Directors at least 10 days prior to the regular meeting of the Board and three Business Days prior to any special meeting of the Board. All notices and other communications to be given to Directors shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, delivered by electronic mail or when received in the form of a facsimile, and shall be directed to the address or facsimile number as such Director shall designate by notice to the Company and each Member. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting either before or after such meeting.

Section 6.06 **Action by Written Consent of Board**. To the extent permitted by applicable Law, the Board may act without a meeting, without notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Directors having not less than the minimum number of votes that would be necessary to authorize or take such action at a duly held meeting of the Board. All actions taken by the Board in the form of a written consent shall be distributed to each Director upon the taking of such action.

Section 6.07 **Conference Telephone Meetings**. Directors may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 6.08 **Project Manager**. The Board hereby delegates authority to operate the Project and perform day-to-day operational services on behalf of the Company Parties to the Project Manager in accordance with the Operations and Maintenance Agreement.

Section 6.09 **Delegation of Authority**. Any delegation of authority to any Officer by the Board shall be subject to the Board's reserved authority, and any such delegation shall require the approval of Directors that would be required in order for the Board to exercise the authority that is being delegated to such Officer, as applicable.

Section 6.10 **Officers**. The Board may appoint such officers of the Company, including the chief executive officer of the Company, as the Board may deem necessary or advisable (collectively, the "**Officers**"), and such Officers shall have the power, authority and duties delegated in writing by the Board in accordance with Section 6.09. Officers may be given titles or may be designated as "authorized persons." To the extent authorized by the Board, any Officer may have responsibility for the management of the normal and customary day-to-day operations

of the Company and act on behalf of, bind and execute and deliver documents in the name and on behalf of the Company and its Subsidiaries, in each case, consistent with the then-applicable Annual Budget and subject to this Article VI. The Officers as of the Effective Date are set forth on Exhibit C. The Officers are required to promptly notify the Board of any material occurrences or incidents relating to the Company's or any of its Subsidiaries' business or operations. The Board may, in its sole discretion, remove any Officer with or without cause at any time, subject to any applicable employment agreement. Notwithstanding anything in this Agreement to the contrary, no Officer may act on behalf of the Company where such action relates to or involves any existing or proposed agreement or transaction between the Company or any of its Subsidiaries (for the benefit or account of the Company or any of its Subsidiaries), on the one hand, and such Officer or the employer of such Officer, on the other hand, or in which such Officer or an employer of such Officer otherwise has a financial interest.

Section 6.11 No Member Management. Except as otherwise provided in this Agreement or as the Board, with Board approval, may delegate in writing, the Members (in their capacity as such) may not participate in the management of the Company, and have no right, power, or authority (in their capacity as Members) to act for or on behalf of, or otherwise bind, the Company or any of its Subsidiaries.

Section 6.12 Subsidiaries. The organizational documents of each Subsidiary of the Company must provide that either (a) the Company (or another Subsidiary of the Company) will be its sole member, manager, general partner, or equivalent Controlling party or (b) the composition of any managing body of such Subsidiary of the Company will mirror the composition of the Board and will be governed in the same manner as the Board, including with respect to the limitations of authority and the procedures specified in this Article VI.

Article VII
BUDGETS

Section 7.01 Budgets.

(a) The pre-development plan (the "**Pre-Development Plan**") and an initial capital budget for the Project up to FID (the "**Pre-FID Budget**"), which shall be deemed to have been approved by the Board for all purposes of this Agreement, is attached hereto as Exhibit D. An estimated capital call schedule for the Pre-FID Budget is hereby attached as Exhibit E; provided, however, that such capital call schedule is an estimate only, and is not binding on the Company or the Project Manager.

(b) A provisional development plan (the "**Development Plan**") and a provisional capital budget for the Project from FID through COD (the "**FID Budget**") is attached hereto as Exhibit F. Prior to FID, the Project Manager shall update the provisional Development Plan and provisional FID Budget and submit each to the Board for approval, together with an estimated capital call schedule for such FID Budget.

(c) At least 45 days prior to COD, the Project Manager shall prepare and present for Board approval an annual budget consisting of capital and operating expenses to be incurred in the calendar year in which COD is expected to occur (an "**Annual Budget**" and, each

of the Pre-FID Budget, FID Budget and Annual Budget, an "**Approved Budget**"), covering the portion of the calendar year following COD. Thereafter, on or before November 15 of each calendar year, the Project Manager shall prepare and propose subsequent Annual Budgets to the Board for approval. Each Annual Budget must be broken out into material line items and contain detail reasonably similar to those set forth in the Pre-FID Budget. If such proposed Annual Budget is not approved by the Board prior to the first day of the calendar year to which such proposed Annual Budget applies, then a "**Default Budget**" that contains (i) the prior calendar year's Annual Budget (subject to (ii), excluding any capital expenditures set forth therein), *plus* (ii) any capital expenditures contained in the prior Annual Budget that were not completed within the prior calendar year, *plus* (iii) any known material liabilities or requirements applicable to the relevant calendar year, including under the current contractual obligations of the Partnership or any of its Subsidiaries, *plus* (iv) an inflation adjustment based on the CPI index on the amounts described in subparts (i) and (ii) above will be deemed to apply. Until an Annual Budget is subsequently approved by the Board, any applicable Default Budget shall constitute the then-approved Annual Budget of the Partnership.

Section 7.02 Authority for Capital Calls. Subject to Board approval to the extent required by Section 6.04(b), the Project Manager shall have the authority to cause the Company to deliver Required Capital Call Notices and Additional Capital Calls (each as defined in the LP Agreement) under Section 5.03 and Section 5.04 of the LP Agreement.

Section 7.03 Permitted Overruns. For expenditures with respect to any Approved Budget, the Company shall be entitled to incur (and the Project Manager may deliver Required Capital Call Notices and Additional Capital Calls in accordance with Section 7.02) cumulative over-expenditures for such Approved Budget of up to [***] in the aggregate (collectively, the "**Permitted Overruns**").

ARTICLE VIII
CERTAIN DUTIES

Section 8.01 Corporate Opportunities.

(a) To the fullest extent permitted by Law, (i) each Member, Director, Officer and their respective Affiliates shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Company or any Subsidiary of the Company, independently or with others, including business interests and activities in direct competition with the business and activities of the Company or any Subsidiary of the Company, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise, to the Company or any Member; (ii) no Member, Director, Officer or any of their respective Affiliates shall have any duty or obligation to present or offer to the Company the opportunity to consider or participate in any business activity or venture; and (iii) neither the Company, nor any Member nor any other Person shall have any rights, by virtue of this Agreement or the business relationship established hereby, in or to any business ventures or activities of any Member, Director or Officer or any of their respective Affiliates.

(b) Without limiting the foregoing, the Company and each Member recognize and acknowledge that (i) each of the Cardinal Group and the Vault Group (A) participates in, and is expected to continue to participate in, existing and future funds, investment vehicles, operating companies, portfolio companies and other entities whose businesses relate to or compete with the business and activities of the Company, and transacts in a variety of assets, including energy and other assets, and also engages in a variety of commercial and financial transactions with counterparties in industries that may include those that the Company participates and which such transactions may otherwise be, are or will be competitive with the business of the Company or that could otherwise be suitable for the Company or its Subsidiaries (the "**Other Businesses**"), (B) has interests in, participates with, aids and maintains seats on the boards of directors or other governing bodies of Other Businesses, and (C) may develop or become aware of business opportunities for Other Businesses, and (ii) each of the Cardinal Group and the Vault Group may or will have conflicts of interest or potential conflicts of interest with any of the Company, its Affiliates or other Members as a result of or arising from the Other Businesses and the nature of the Cardinal Group's or the Vault Group's (as applicable) business and other factors. The Company and each Member agree, (A) each of the Cardinal Group and the Vault Group may engage, participate or invest in, or otherwise be involved with, any Other Businesses or other business opportunity of any nature, whether or not competitive with the businesses or activities of the Company or its Subsidiaries, and neither the Company or its Subsidiaries nor any other Member will have any right by virtue of this Agreement or the relationship created hereby in or to such Other Businesses, (B) nothing in this Agreement will prohibit any member of the Cardinal Group or the Vault Group from engaging in any Other Businesses or other business opportunity for its own account, (C) nothing in this Agreement will require any member of the Cardinal Group or the Vault Group to make any business opportunity available to the Company or its Subsidiaries or any other Member, and (D) to the fullest extent permitted by applicable Law, the legal doctrines of "business opportunity" and similar doctrines will not be applied to any Other Businesses and each other Member and the Company each hereby renounce any interest, expectancy or other rights or interests in any Other Businesses or any other business opportunity in which any member of the Cardinal Group or the Vault Group participates or may participate, including those that may relate to the business of the Company.

(c) [***]

Section 8.02 Duties.

(a) Subject to compliance with the terms and conditions of this Agreement, whenever a Member makes a determination or takes or declines to take any other action in its capacity as a Member, whether under this Agreement or any other agreement contemplated hereby or otherwise, then such Member shall be entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty (including any fiduciary duty) or obligation whatsoever to the Company, any Member or Director, and the Member shall not, to the fullest extent permitted by law, be required to act pursuant to any other standard under the Delaware Act or any other Law or at equity, it being the intent of all Members

that, subject to such Member's compliance with the terms and conditions of this Agreement, such Member, in its capacity as a Member, shall have the right to make such determination solely on the basis of its own interests.

(b) Subject to, and as limited by the provisions of this Agreement, the Members, Directors and Officers, in the performance of their duties as such, shall not, to the fullest extent permitted by the Delaware Act and other applicable Law, owe any duties (including fiduciary duties) as a Member, Director or Officer, notwithstanding anything to the contrary existing at law, in equity or otherwise; provided, however, that each Member, Director and Officer shall act in accordance with the implied contractual covenant of good faith and fair dealing. In furtherance of the foregoing and to the fullest extent permitted by the Delaware Act, a Director, in performing his duties and obligations as a Director under this Agreement, shall (i) owe no fiduciary or similar duty or obligation whatsoever to the Company, any Member (other than the Member designating such Director) or the other Directors, and (ii) be entitled to act or omit to act at the direction of the Member that designated such Director, considering only such factors, including the separate interests of the Member, as such Director or Member chooses to consider, and any action of a Director or failure to act, taken or omitted in good faith reliance on the foregoing provisions shall not, as between the Company and the other Members, on the one hand, and the Director or Member designating such Director, on the other hand, constitute a breach of any duty (including any fiduciary or other similar duty, to the extent such exists under the Delaware Act or any other applicable Law) on the part of such Director or Member to the Company or any other Director or Member of the Company. Notwithstanding any duty otherwise existing at law or in equity, any matter approved by the Board in accordance with the provisions shall not be deemed to be a breach of any duties owed by the Board, any Director or any Member.

(c) The provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties (including fiduciary duties) and liabilities of an Officer or a Member or Director otherwise existing at law, in equity or by operation of the preceding sentences, are agreed by the Company and the Members to replace such duties and liabilities of such Officer, Member or Director. The Members (in their own names and in the name and on behalf of the Company), acknowledge, affirm and agree that (i) none of the Members would be willing to make an investment in the Company or enter into this Agreement, and no Director would be willing to so serve on the Board, in the absence of this Section 8.02, and (ii) they have reviewed and understand the provisions of Sections 18-1101(b) and (c) of the Delaware Act.

(d) Nothing in this Agreement is intended to or shall eliminate any implied contractual covenant of good faith and fair dealing, the requirement not to waste Company assets or otherwise relieve or discharge any Director or Member from liability to the Company or the Members on account of such Member's breach of the terms and conditions hereof, or any fraudulent or intentional misconduct of such Director or Member.

ARTICLE IX
RECORDS; CONFIDENTIAL INFORMATION

Section 9.01 Maintenance of Records. The Company shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the Members. Such minutes shall state the date, time and place of the meeting (or the date of the written consent in

lieu of a meeting), the persons present at the meeting, the resolutions put to a vote (or the subject of a written consent) and the results of such voting (or written consent). The minutes of all meetings shall be kept at the principal office of the Company.

Section 9.02 Confidential Information.

(a) Except as permitted by Section 9.02(b), the Company and each Member shall (i) keep confidential all Confidential Information that it receives and shall not disclose any such Confidential Information to any Person, including any Affiliate of such Member, and (ii) use the received Confidential Information only in connection with Company matters or the internal affairs of such Member.

(b) Notwithstanding Section 9.02(a), but subject to the other provisions of this Section 9.02, a Member, its Affiliates, and their respective directors, officers, employees, agents and advisors may make the following disclosures and uses of Confidential Information:

(i) disclosures to another Member, its Affiliates, or any of their respective directors, officers, employees, agents and advisors, as applicable, in each case, who need to know such information in connection with the business and affairs of the Company or any of its Subsidiaries, provided that such Persons are informed of the confidential nature of the Confidential Information, and are instructed to keep such Confidential Information confidential in accordance with this Agreement;

(ii) disclosures to an Affiliate of such Member, and such Member's and its Affiliates' respective directors, officers, employees, agents and advisors, if such Affiliate, directors, officers, employees, agents and advisors need to know such information, are informed of the confidential nature of the Confidential Information, and are instructed to keep such Confidential Information confidential in accordance with this Agreement;

(iii) disclosures to a Person not otherwise addressed in Section 9.02(b)(ii), if such Person needs to know such information and has been retained by the Company or any of its Subsidiaries or a Member or its Affiliates to provide services to or for the Company or any of its Subsidiaries or in connection with the business and affairs of the Company or any of its Subsidiaries and is subject to a confidentiality obligation with the Company or any of its Subsidiaries or a Member or its Affiliates, as applicable, obligating such Person to keep such Confidential Information confidential;

(iv) disclosures on a need-to-know basis to (A) a bona-fide potential purchaser of such Member's Membership Interests or the Equity Interests in such Member or its Affiliates, or (B) any lender or potential lender to such Member or its Affiliates, in each case, if such potential purchaser or lender is subject to a confidentiality agreement with the disclosing Member obligating such potential purchaser or lender to keep such Confidential Information confidential and to use such information only in connection with its consideration, negotiation and execution of such potential acquisition or financing;

(v) disclosures required, with respect to a Member or an Affiliate of a Member, pursuant to (A) the Securities Act, and the rules and regulations promulgated thereunder, (B) the Exchange Act, and the rules and regulations promulgated thereunder, (C) any state

securities Laws, (D) any national securities exchange or automated quotation system, or (E) pursuant to a routine audit or examination by any regulator or self-regulatory organization that does not specifically target the Company or any of its Subsidiaries;

(vi) disclosures that a Member is, in the reasonable judgment of such Member's outside counsel, legally compelled to make by deposition, interrogatory, request for documents, subpoena, civil investigative demand, order of a court of competent jurisdiction, or similar process, or otherwise by applicable Law; provided that, prior to any such disclosure, such Member shall, to the extent legally permissible:

(A) provide each other Member with prompt notice of such requirements so that one or more of the Members may seek a protective order or other appropriate remedy or waive compliance with the terms of this Section 9.02(b)(vi);

(B) consult with each other Member on the advisability of taking steps to resist or narrow such disclosure; and

(C) cooperate with the Company and with the other Members at the Company's expense in any attempt one or more of them may make to obtain a protective order or other appropriate remedy or assurance that confidential treatment will be afforded the Confidential Information; and in the event such protective order or other remedy is not obtained, or the other Members waive compliance with the provisions hereof, such Member agrees (1) to furnish only that portion of the Confidential Information that, in the advice of such Member's counsel, such Member is legally required to disclose, and (2) to exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information; and

(vii) disclosures otherwise consented to in writing by the Company and the other Members.

(c) [***]

(d) [***]

(e) The Company and each Member shall take such precautionary measures as may be reasonably required to ensure (and the Company or such Member shall be responsible and liable for) compliance with this Section 9.02 by any of its Affiliates, and its and their directors, officers, employees, agents and advisors, and any other Persons to which it may disclose Confidential Information in accordance with this Section 9.02.

(f) At the request of the Company or a Member, a Transferor who has ceased to be a Member shall promptly destroy (and provide written confirmation of destruction to the Company signed by an authorized representative of the former Member supervising such destruction), or, at the former Member's option, return to the Company, all Confidential Information in its possession. Notwithstanding the immediately-preceding sentence, but subject to the other provisions of this Section 9.02, a former Member may retain, but not disclose to any other Person, Confidential Information for the limited purposes of (i) explaining such former Member's corporate decisions with respect to the Company, (ii) preparing such former Member's financial statements and tax returns (and defending audits, investigations and proceedings relating thereto) or (iii) complying with applicable Law, professional standards or document retention policies; provided that the former Member must keep such retained Confidential Information confidential in accordance with the terms of this Section 9.02. The Company and the Parties understand and agree that the former Member's computer systems may automatically back up Confidential Information, and to the extent that such computer back-up procedures create copies of the Confidential Information, the former Member may retain such copies in its archival or back-up computer storage for the period it normally archives backed-up computer records. All Confidential Information retained pursuant to this Section 9.02 shall remain subject to the provisions of this Agreement until the same are destroyed, and shall not be accessed by the former Member during such period of retention other than as permitted under this Section 9.02.

(g) The obligations of the Company and the Members under this Section 9.02 (including the obligations of any former Member) shall terminate on the earlier of (i) the fifth anniversary of the end of the term of the Company or (ii) the fifth anniversary of the date on which such Member or any of its Affiliates is no longer a Member.

ARTICLE X
DISSOLUTION, WINDING-UP, TERMINATION AND CONVERSION

Section 10.01 Dissolution. The Company shall dissolve, and its affairs shall be wound up, if the Partnership is dissolved.

Section 10.02 **Liquidator**. Upon dissolution of the Company, the Board shall select one or more Persons to act as liquidator of the Company (the "**Liquidator**"). The Liquidator (if other than a Director) shall be entitled to receive such compensation for its services as may be approved by the Board. Except as expressly provided in this Article X, the Liquidator selected in the manner provided herein shall have and may exercise, without further authorization or consent of any of the Members, all of the powers conferred upon the Board under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 10.03 **Liquidation**. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a) The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any other property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 10.03(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. The Liquidator may defer liquidation or distribution of the Company's assets for a reasonable time if it determines that an immediate sale or distribution of all or certain of the Company's assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b) Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity and amounts owed to Members otherwise than in respect of their distribution rights under Article V. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) Except as otherwise provided in Section 10.03(a), all property and all cash in excess of that required to discharge liabilities as provided in Section 10.03(b) shall be distributed to the Members in accordance with Section 5.01.

Section 10.04 **Certificate of Cancellation of Formation**. Upon the completion of the distribution of Company cash and property as provided in Section 10.03 in connection with the liquidation of the Company, the Company shall be terminated and the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 10.05 **Waiver of Partition**. To the maximum extent permitted by Law, each

Member hereby irrevocably waives during the term of the Company any right that it may have to maintain any action to partition any property of the Company.

ARTICLE XI
GENERAL PROVISIONS

Section 11.01 **Expenses**. Except as set forth in the "Expenses" section of the Term Sheet by and between the Members and except as may be otherwise specified in this Agreement, all costs and expenses in connection with this Agreement, including the formation of the Company and the negotiation and consummation of the Transaction Documents (including fees and disbursements of counsel, financial advisors and accountants) shall be borne by the Party incurring such costs and expenses.

Section 11.02 **Notices**.

(a) Any notice, request, claim, demand, report, other materials or other communications required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be given or made by delivery in person, by a nationally recognized overnight courier service, with all fees prepaid and receipt requested, or by electronic mail to the respective Member at the address set forth on Exhibit A (or at such other address for a Member as shall be specified in a notice given in accordance with this Section 11.02).

(b) Any such notice, request, claim, demand, report, other materials or other communication shall be deemed to have been given: (i) if delivered by hand, when delivered, (ii) if delivered by a nationally recognized overnight courier, upon delivery to the addressee, or (iii) if delivered by electronic mail, (A) on the date delivered, if delivered during the recipient's normal business hours, or (B) on the next Business Day, if delivered after the recipient's normal business hours; provided that an affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 11.02 executed by the Company or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report.

(c) Any notice to the Company shall be deemed given if received by the Company at the principal office of the Company designated pursuant to Section 2.03. The Company may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

(d) The terms "in writing," "written communications," "written notice" and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

Section 11.03 **Governing Law, Forum, Jurisdiction**.

(a) To the maximum extent permitted by applicable Law, all matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without regard to principles of conflict of Laws that would require an application of another state's Laws. Each of the Parties hereto agrees that this Agreement involves at least $100,000 and that this Agreement

has been entered into in express reliance upon 6 Del. C. § 2708. Each of the Parties hereto irrevocably and unconditionally confirms and agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware and (ii) to the extent that such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party's agent for acceptance of legal process and notify the other Parties hereto of the name and address of such agent. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE, INCLUDING THE DELAWARE COURT OF CHANCERY IN AND FOR NEW CASTLE COUNTY (THE "**DELAWARE COURTS**") FOR ANY CLAIMS, ACTIONS, SUITS OR PROCEEDINGS (1) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING ANY CLAIMS, SUITS OR ACTIONS TO INTERPRET, APPLY OR ENFORCE THE PROVISIONS OF THIS AGREEMENT OR THE DUTIES, OBLIGATIONS OR LIABILITIES AMONG THE PARTIES, OR THE RIGHTS OR POWERS OF, OR RESTRICTIONS ON, THE PARTIES OR THE COMPANY), (2) ASSERTING A CLAIM OF BREACH OF A FIDUCIARY DUTY OWED BY ANY DIRECTOR, OFFICER, OR OTHER EMPLOYEE OF THE COMPANY, OR OWED BY THE COMPANY, TO THE PARTIES, (3) ASSERTING A CLAIM ARISING PURSUANT TO ANY PROVISION OF THE DELAWARE ACT OR (4) ASSERTING A CLAIM GOVERNED BY THE INTERNAL AFFAIRS DOCTRINE (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS) REGARDLESS OF WHETHER SUCH CLAIMS, ACTIONS, SUITS, OR PROCEEDINGS SOUND IN CONTRACT, TORT, FRAUD OR OTHERWISE, ARE BASED ON COMMON LAW, STATUTORY, EQUITABLE, LEGAL OR OTHER GROUNDS, OR ARE DERIVATIVE OR DIRECT CLAIMS, AND (B) WAIVES OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE DELAWARE COURTS, AGREES NOT TO PLEAD OR CLAIM IN ANY DELAWARE COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

(b) Each of the Members expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding.

Section 11.04 Offset. Whenever the Company is to pay any sum to any Member, including distributions pursuant to Article V, any amounts that Member owes the Company, as determined by the Board, may be deducted from that sum before payment.

Section 11.05 Specific Performance. The Parties agree that irreparable damage would occur in the event that a Party does not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breaches such provisions. It is accordingly agreed that each Party will be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other Party and, subject to Section 11.03, to enforce specifically the terms and provisions hereof against such other Party in any court having jurisdiction, this being in addition to any other remedy to which the Parties are entitled at law or in equity, without proof of actual damages or any obligation to post any bond or other security as a prerequisite to obtaining equitable relief. Each of the Parties agrees that it will not oppose the granting of an injunction, specific

performance or other equitable relief as contemplated herein on the basis that the other Parties have an adequate remedy at law or on any other basis.

Section 11.06 Public Announcements. Except as required by applicable Law or to comply with any accounting, stock exchange or federal securities requirements, no Member shall release any press release or other statement to the general public regarding any Confidential Information of the Company without the consent of the other Members (such consent to not be unreasonably withheld or delayed); provided that, after the issuance or publication of any public statement made in accordance with the foregoing, the Members and their Affiliates shall be free to make public statements regarding such details and information publicly disclosed, including by making reference to such details in such Member's or its Affiliates' respective company materials, blogs, social media accounts, websites, and other publications. If a public announcement or communication is required by Law or to comply with the rules of any stock exchange upon which a Member's or its Affiliates' capital stock is traded, such Member will, to the extent practicable and legally permitted, provide a copy of such public statement to the other Member before such public statement is made to allow the other Member to comment upon such public statement, and use commercially reasonable efforts to agree in advance on the terms of the announcement or communication with the other Member.

Section 11.07 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, such term or provision will be modified to the greatest extent legally possible so that the intent of this Agreement may be legally carried out and all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 11.08 Entire Agreement. The Transaction Documents constitute the entire agreement between the parties hereto and thereto with respect to the subject matter of the Transaction Documents and supersede all prior agreements, undertakings and understandings, both written and oral, between or on behalf of the parties hereto and thereto, with respect to the subject matter of the Transaction Documents. Further, the Parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm's length negotiations; the Parties specifically acknowledge that no Party has any special relationship with another Party that would justify any expectation beyond that of ordinary parties in an arm's length transaction.

Section 11.09 Waivers. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy upon a breach thereof shall constitute a waiver of any such breach, of any subsequent breach thereof, or of any breach of any other covenant, duty, agreement or condition.

Section 11.10 Third-Party Beneficiaries. Each Member agrees that Directors and Officers shall be entitled to assert rights and remedies hereunder as a Third Party beneficiary hereto

with respect to those provisions in this Agreement affording a right, benefit or privilege to such Directors and Officers. Except as expressly provided by the foregoing, this Agreement is for the sole benefit of the Members and their permitted successors and permitted assigns, and nothing in this Agreement is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever.

Section 11.11 Amendment.

(a) Except as provided in Section 11.11(b), this Agreement shall not be altered, modified or changed except by a written amendment approved by all of the Members.

(b) The Board may make any amendment to this Agreement and Exhibit A as necessary to (i) reflect any issuance of additional Membership Interests or other Equity Interests, any redemption or purchase of Membership Interests or other Equity Interests, or any other change in the Membership Interests or other Equity Interests as provided herein, or (ii) make administrative changes that do not adversely impact any Member's rights under this Agreement or the value of the Company.

(c) The waiver or failure to require the performance of any covenant or obligation contained in this Agreement or to pursue remedies for breach of this Agreement does not waive a later breach of that covenant or obligation.

Section 11.12 **Further Assurances**. Each of the Members shall, subject to the terms and conditions of this Agreement, execute and deliver, or shall cause to be executed and delivered, such documents and other papers and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and to give effect to the transactions contemplated hereby.

Section 11.13 **Binding Effect**. This Agreement shall be binding upon and inure to the benefit of the Parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 11.14 **Counterparts**. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by portable document format (.pdf) or electronically using DocuSign, AdobeSign or other digital signature provider shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 11.15 **Drafting**. The preparation of this Agreement has been a joint effort of the Members and the resulting agreement must not be construed more severely against one Member than against the other Member.

Section 11.16 **Time of the Essence**. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the

expiration of such period during which notice is required to be given or action taken) shall be the next day that is a Business Day.

Section 11.17 **Creditors**. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 11.18 **Limitation on Damages**. NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, AND IN ADDITION TO ALL OTHER LIMITATIONS OF LIABILITY CONTAINED IN THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL ANY MEMBER, OR THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES, CONSULTANTS, AGENTS, OR REPRESENTATIVES, BE RESPONSIBLE OR LIABLE FOR, AND NO SUCH PERSONS SHALL BE ENTITLED TO SEEK OR RECOVER, ANY INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECULATIVE, REMOTE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES RELATED TO DIMINUTION IN VALUE, LOST BUSINESS, LOST PROFITS, LOST REVENUE, LOST INCOME, LOSS OF USE OR BUSINESS REPUTATION OR OPPORTUNITY, LOSS OF DATA, FAILURE TO REALIZE SAVINGS OR BENEFITS, OR ANY DAMAGES BASED ON OR MEASURED BY ANY TYPE OF MULTIPLE), ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, EXCEPT, IN EACH CASE, (A) TO THE EXTENT ANY SUCH DAMAGES OR LOSSES CONSTITUTE DIRECT DAMAGES, WHICH, FOR THE AVOIDANCE OF DOUBT, ARE NOT SUBJECT TO ANY WAIVERS HEREIN, (B) ANY DAMAGES ARISING OUT OF OR RESULTING FROM FRAUD, (C) AS EXPRESSLY SET FORTH IN THE OTHER TRANSACTION DOCUMENTS, AND (D) ANY DAMAGES ARISING OUT OF OR RESULTING FROM BREACH OF ANY CONFIDENTIALITY OBLIGATIONS HEREIN OR IN ANY OTHER TRANSACTION DOCUMENT.

[*Signature page follows.*]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the Effective Date.

MEMBERS:

VAULT CCS HOLDINGS LP

By: Vault CCS US GP LLC, *its general partner*

By: ______________________________
Name: Scott Rennie
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the Members have executed this Agreement as of the Effective Date.

MEMBERS:

CARDINAL ONE CARBON HOLDINGS, LLC

By: ______________________________
Name: Jeff Painter
Title: President

[Signature Page to Amended and Restated Limited Liability Company Agreement of One Carbon Partnership GP LLC]

EXHIBIT A

Member Schedule as

[***]

EXHIBIT B

Directors

Directors appointed by the Cardinal Member:

Rob Davis

Jeff Painter

Bill Dartt

Directors appointed by the Vault Member:

Scott Rennie

Hugh Caperton

Matthew Kielbasinski

EXHIBIT C

Officers

None.

EXHIBIT D

Pre-Development Plan and Pre-FID Budget

[***]

[***]

EXHIBIT E

[***]

[***]

Exhibit E

EXHIBIT F

Development Plan and FID Budget

[***]

[***]